                                                                      EXHIBIT 99

                                                               FEBRUARY 17, 2004

                              FOR IMMEDIATE RELEASE

                                                   PRESS CONTACT: G. LARRY OWENS
                                                       Executive Vice President,
                                               Chief Administrative Officer, and
                                                         Chief Financial Officer
                                                     Smithway Motor Xpress Corp.
                                                                  (515) 576-7418

               SMITHWAY MOTOR XPRESS CORP. REPORTS FOURTH QUARTER
                              AND YEAR END RESULTS

FORT DODGE, IOWA (PR NEWSWIRE) FEBRUARY 17, 2004--Smithway Motor Xpress Corp. (Nasdaq SmallCap Market: SMXC) announced today financial and operating results for the fourth quarter and year ended December 31, 2003.

For the quarter, operating revenue increased approximately 2.5% to $40.7 million from $39.7 million for the corresponding quarter in 2002. The Company's net loss was $268,000, or ($0.06) per basic and diluted share, compared with net loss of $4.7 million, or ($0.97) per basic and diluted share, for the same quarter in 2002.

For the year, operating revenue decreased approximately 2.4% to $165.3 million from $169.5 million in 2002. The Company's net loss in 2003 was $2.6 million, or ($0.53) per basic and diluted share, compared with net loss of $8.7 million, or ($1.79) per basic and diluted share, for 2002.

The main contributors to the improvement in operating results were increased revenue production of the tractor fleet and continuous attention to the previously discussed plan for profit improvement. Also, the fourth quarter results in 2002 included charges totaling $3.1 million, after tax, for impairment of goodwill and an increase to insurance reserves.

G. Larry Owens, Executive Vice President, Chief Administrative Officer and Chief Financial Officer, commented, "During the fourth quarter, the Company achieved revenue growth for the first time in 12 quarters. Despite a fleet which decreased in numbers by 9%, the Company's fourth quarter 2003 revenue exceeded the revenue from the fourth quarter of 2002. For the quarter, average revenue per seated tractor per week increased by approximately 11.5% versus the fourth quarter of 2002 as new initiatives focusing on asset productivity and lane flow were continued and freight demand increased, allowing for a two cent increase in revenue per loaded mile, increased revenue miles per tractor, and decreased deadhead. Additionally, during the quarter, the Company had fewer unseated tractors.

The Company was in compliance with all loan covenants at December 31, 2003 and expects to remain in compliance throughout 2004. After two years of limited capital acquisitions, the Company has negotiated for the purchase and financing of over 200 new tractors during 2004, allowing for replacement of older, high mileage tractors.

We are pleased that initiatives to reduce expenses and improve operations. implemented in the last six months, are impacting current results and have set the stage for a return to profitability. Finally, we continue to be very pleased with our safety record."

Smithway is a truckload carrier that hauls diversified freight nationwide, concentrating primarily on the flatbed segment of the truckload market. Its Class A Common Stock is traded on the Nasdaq National Market under the symbol "SMXC."

This press release and statements made by the Company in its stockholder reports and public filings, as well as oral public statements by Company representatives, may contain certain forward-looking information, usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: failure to turn around continued operating losses, which could result in further violation of bank covenants and acceleration of indebtedness at several financial institutions; the ability to obtain financing on acceptable terms, and obtain waivers and amendments to current financing in the event of default; economic recessions or downturns in customers' business cycles; excessive increases in capacity within truckload markets; surplus inventories; decreased demand for transportation services offered by the Company; increases or rapid fluctuations in inflation, interest rates, fuel prices, and fuel hedging; the availability and costs of attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts, or changes in excess coverage, relating to accident, cargo, workers' compensation, health, and other claims; the resale value of used equipment and prices of new equipment; seasonal factors such as harsh weather conditions that increase operating costs; regulatory requirements that increase costs and decrease efficiency, including new emissions standards and hours-of-service regulations; changes in management; and the ability to negotiate, consummate, and integrate acquisitions. Readers should review and consider the various disclosures made by the Company in this press release, stockholder reports, and in its Forms 10-K, 10-Q, and other public filings. The Company disclaims any such obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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                  SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA AND
                              OPERATING STATISTICS)



                                                          THREE MONTHS ENDED                  YEAR ENDED
                                                             DECEMBER 31,                    DECEMBER 31,
                                                             (UNAUDITED)                      (UNAUDITED)
                                                     ---------------------------     ---------------------------
                                                         2002            2003           2002             2003
                                                     -----------     -----------     -----------     -----------
Operating revenue:
   Freight                                           $    39,686     $    40,592     $   168,918     $   164,648
   Other                                                      51             149             550             681
                                                     -----------     -----------     -----------     -----------
      Operating revenue                                   39,737          40,741         169,468         165,329
Operating expenses:
   Purchased transportation                               14,330          13,006          62,364          55,596
   Compensation and employee benefits                     12,552          12,416          51,834          50,328
   Fuel, supplies, and maintenance                         7,286           7,506          27,722          29,857
   Insurance and claims                                    2,252           1,403           7,324           5,571
   Taxes and licenses                                        816             871           3,444           3,444
   General and administrative                              1,708           1,853           7,153           6,934
   Communications and utilities                              426             333           1,783           1,463
   Depreciation and amortization                           7,637           3,281          19,725          14,239
                                                     -----------     -----------     -----------     -----------
      Total operating expenses                            47,007          40,669         181,349         167,432
                                                     -----------     -----------     -----------     -----------
      Earnings (loss) from operations                     (7,270)             72         (11,881)         (2,103)

Financial (expense) income:
   Interest expense                                         (373)           (392)         (1,955)         (1,781)
   Interest income                                            18               1              40              26
                                                     -----------     -----------     -----------     -----------
      Loss before income taxes                            (7,625)           (319)        (13,796)         (3,858)
   Income tax benefit                                     (2,902)            (51)         (5,118)         (1,269)
                                                     -----------     -----------     -----------     -----------
      Net loss                                           ($4,723)          ($268)        ($8,678)        ($2,589)
                                                     ===========     ===========     ===========     ===========

                                                     -----------     -----------     -----------     -----------
Basic and diluted loss per share                          ($0.97)         ($0.06)         ($1.79)         ($0.53)
                                                     ===========     ===========     ===========     ===========

Basic weighted average common shares outstanding       4,846,021       4,846,821       4,845,652       4,846,821
Diluted weighted average common shares outstanding     4,846,021       4,846,821       4,845,652       4,846,821


   OPERATING STATISTICS
                                                     -----------     -----------     -----------     -----------
                                                         2002            2003            2002            2003
                                                     -----------     -----------     -----------     -----------
   Operating ratio                                         118.3%           99.8%          107.0%          101.3%
   Average operating revenue per tractor per week    $     2,353     $     2,642     $     2,311     $     2,577
   Average revenue per tractor per week                   $2,177 *        $2,434 *        $2,162 *        $2,367 *
   Average revenue per seated tractor per week            $2,285 *        $2,548 *        $2,391 *        $2,484 *
   Average length of haul in miles                           659             677             664             659
   Average revenue per loaded mile                         $1.38 *         $1.40 *         $1.37 *         $1.37 *
   Ending company tractors                                   773             750             773             750
   Ending owner/operators tractors                           521             430             521             430
   Ending trailers                                         2,480           2,278           2,480           2,278
   Weighted average tractors                               1,299           1,186           1,410           1,234



     *excludes fuel surcharge, brokerage, and other revenue.

                  SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                 DECEMBER 31,   DECEMBER 31,
                                                     2002           2003
                                                ------------   ------------
ASSETS
    Current assets:
        Cash and cash equivalents                   $    105       $    355
        Receivables, net                              14,125         14,697
        Inventories                                      868            882
        Prepaid expenses and other                     4,508          4,304
                                                ------------   ------------
            Total current assets                      19,606         20,238

    Property and equipment                           131,601        124,634
    Less accumulated depreciation                     64,031         70,235
                                                ------------   ------------
        Net property and equipment                    67,570         54,399

    Other assets                                       2,233          2,043
                                                ------------   ------------

Total assets                                        $ 89,409       $ 76,680
                                                ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
        Current debt                                $ 11,595       $ 10,582
        Accounts payable and accrued expenses         12,139         13,438
                                                ------------   ------------
            Total current liabilities                 23,734         24,020

    Long-term debt                                    32,225         23,035
    Deferred income taxes                             10,257          9,020
                                                ------------   ------------

Total liabilities                                     66,216         56,075

    Stockholders' equity                              23,193         20,605
                                                ------------   ------------

Total liabilities and stockholders' equity          $ 89,409       $ 76,680
                                                ============   ============
